CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Affiliated Resources Corporation (the "Company") on Form S-8, and in the Reoffer Prospectus referred to therein, of our report dated April 4, 2000, on our audit of the financial statements of Affiliated Resources Corporation as of December 31, 1999 and 1998, which report is included in the Company's Annual Report on Form 10-KSB. We also consent to the use of our name as it appears under the caption "Experts."


                                       /s/  Weinstein  Spira  &  Company,  P.C.

                                            WEINSTEIN  SPIRA  &  COMPANY,  P.C.

Houston,  Texas
September  22,  2000